                                                                     EXHIBIT 3.1
                                                                     -----------

                         CERTIFICATE OF INCORPORATION

                                      OF

                        Cornucopia Natural Foods, Inc.

      1.  The name of the corporation is Cornucopia Natural Foods, Inc.
      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.
      3.  The nature of the business or purposes to be conducted or promoted is:
      To engage in business of marketing, selling and distributing various natural foods and related products, and to otherwise engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
      4. The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Thousand (200,000); all of such shares shall be without par value.
      5A. The name and mailing address of each incorporator is as follows:

     -------------------------------------------------------------------
      NAME                                MAILING ADDRESS
      ----                                ---------------
     -------------------------------------------------------------------
      J.L. Austin                         Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, DE  19801
     -------------------------------------------------------------------
      A.S. Wright                         Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, DE  19801
     -------------------------------------------------------------------
      T.D. Woehrle                        Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, DE  19801
     -------------------------------------------------------------------

      5B. The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     -------------------------------------------------------------------
      NAME                                MAILING ADDRESS
      ----                                ---------------
     -------------------------------------------------------------------
      Norman A. Cloutier                  260 Lake Road
                                          Dayville, CT  06211
     -------------------------------------------------------------------
      Steven Townsend                     260 Lake Road
                                          Dayville, CT  06211
     -------------------------------------------------------------------
      Daniel Atwood                       260 Lake Road
                                          Dayville, CT  06211
     -------------------------------------------------------------------
      Richard J. Williams                 260 Lake Road
                                          Dayville, CT  06211
     -------------------------------------------------------------------

      6.  The corporation is to have perpetual existence.
      7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.
      8. Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the corporation shall be liable for any breach of fiduciary duty. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for with respect to any acts or omissions of such director occurring prior to such amendment.
      9. The corporation shall indemnify each person who is or was or has agreed to be a director or officer of the corporation against expenses (including attorney's fees and expenses), judgments, fines, penalties, and amounts paid in settlement in connection with defending, investigating, preparing to defend, or being or preparing to be a witness in any, threatened, pending, or completed action, suit, proceeding, or claim, whether civil, criminal, administrative, or investigative, to the maximum extent permitted from time to time under the law of the State of Delaware. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, contract, agreement, vote of directors or stockholders, or otherwise and shall inure to the benefits of the heirs and legal representatives of such person.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of February, 1994.

                                       /s/ J. L. Austin
                                       -----------------------------
                                       J. L. Austin


                                       /s/ A. S. Wright
                                       -----------------------------
                                       A. S. Wright


                                       /s/ T. D. Woehrle
                                       -----------------------------
                                       T. D. Woehrle

                             CERTIFICATE OF MERGER

                                       OF

                        CORNUCOPIA NATURAL FOODS, INC.,
                           a Rhode Island corporation

                                      INTO

                        CORNUCOPIA NATURAL FOODS, INC.,
                             a Delaware corporation

                                   **********



The undersigned corporation

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

             -------------------------------------------------------------
              NAME                              STATE OF INCORPORATION
             -------------------------------------------------------------
              Cornucopia Natural Foods, Inc.        Rhode Island
             -------------------------------------------------------------
              Cornucopia Natural Foods, Inc.        Delaware
             -------------------------------------------------------------

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Cornucopia Natural Foods, Inc., Delaware corporation.

FOURTH: That the Certificate of Incorporation of Cornucopia Natural Foods, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 260 Lake Road, Dayville, Connecticut 06241.

SIXTH: That a copy of the Agreement of Merger will be furnished on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

- -----------------------------------------------------------------------------
                                                         Par value per
                                                         share or statement
                                             Number of   that shares are
 Corporation                        Class    Shares      without par value
 -----------                        -----    ------      -----------------
- -----------------------------------------------------------------------------
 Cornucopia Natural Foods, Inc.    Common    200,000     no par value
 a Rhode Island corporation
- -----------------------------------------------------------------------------

EIGHTH: That this Certificate of Merger shall be effective on the date of filing with the Secretary of State of Delaware.


Dated:  October 31, 1994


                                     CORNUCOPIA NATURAL FOODS, INC.
                                     a Delaware corporation



                                     By:  /s/ Norman A. Cloutier
                                        ------------------------------
                                          Norman A. Cloutier
                                          President

ATTEST:



By:  /s/ Steven Townsend
   --------------------------
     Steven Townsend
     Vice President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     Cornucopia Natural Foods, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:   That the Board of Directors of said Corporation, by the Unanimous
Written Consent of its members, filed with the Minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of Cornucopia Natural Foods, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall read in its entirety as follows:

     "The name of the Corporation is United Natural Foods, Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD:   That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: This instrument is to become effective as of the 20th day of February, 1996.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Steven Townsend, its Vice President, this 16th day of February, 1996.



                                     CORNUCOPIA NATURAL FOODS, INC.


                                     By:  /s/ Steven Townsend
                                        -----------------------------
                                          Steven Townsend
                                          Vice President

                           SECOND CERTIFICATE OF AMENDMENT

                                         OF

                            CERTIFICATE OF INCORPORATION

                                         OF

                             UNITED NATURAL FOODS, INC.


        Pursuant to Section 242 of the General Corporation Law of the

State of Delaware, United Natural Foods, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the

"Corporation"), does hereby certify as follows:

        FIRST: That the Board of Directors of the Corporation, at a

meeting of the Board of Directors held on August 30, 1996, duly adopted resolutions, pursuant to Section 242 of the General Corporation Law of the State

of Delaware, proposing and declaring advisable the following amendment to the

Certificate of Incorporation of the Corporation, as amended by a Certificate of

Merger filed with the Secretary of State of Delaware on November 1, 1994, and a

Certificate of Amendment of Certificate of Incorporation filed on February 20,

1996:


RESOLVED:  That the Certificate of Incorporation of the
- --------   Corporation, as amended, be further amended by deleting Section 4 in its entirety and inserting the following in lieu thereof:

                   "4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares of Common Stock, $.01 par value per share."

        SECOND:   That the stockholders of the Corporation duly

approved said proposed Second Certificate of Amendment of Certificate of

Incorporation by written consent in accordance with Sections 228 and 242 of the

General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said Second Certificate of Amendment.

        IN WITNESS WHEREOF, the Corporation has caused this Second

Certificate of Amendment to be signed by its President this 3rd day of September, 1996.


                                       UNITED NATURAL FOODS, INC.



                                       By:Norman A. Cloutier
                                          -----------------------------
                                          Norman A. Cloutier
                                          President